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                                                                    EXHIBIT 99.1
                           MAPLE LEAF FINANCIAL, INC.
                         SPECIAL MEETING OF SHAREHOLDERS
                                  April , 1999

         The undersigned hereby appoints the Board of Directors of Maple Leaf Financial, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorney and proxies for the undersigned to vote all shares of Class A and Class B common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to
be held on April   , 1999, 10:00 a.m., at the Punderson Manor House, Punderson
State Park, 11755 Kinsman Road, Newbury, Ohio 44065, and at any and all adjournments thereof, as follows:

         1. The adoption of the Agreement of Affiliation and Plan of Merger dated as of November 24, 1998, by and between GLB Bancorp, Inc. and Maple Leaf Financial, Inc., as amended as of December 29, 1998, and the acquisition of Maple Leaf Financial, Inc. by GLB Bancorp, Inc. in accordance with Section 1701.78 of the Ohio Revised Code.

                FOR                  AGAINST                    ABSTAIN
                [ ]                    [ ]                         [ ]

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INDICATED PROPOSAL

         This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposal stated. If any other business is presented at such meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

         Should the undersigned be present and elect to vote at the Meeting or any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice to the Meeting and a Prospectus/Proxy
Statement dated         , 1999.

Dated:                  , 1999
                                                  ----------------------------
                                                  SIGNATURE OF SHAREHOLDER


                                                  ----------------------------
                                                  SIGNATURE OF SHAREHOLDER

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

            PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                      IN THE ENCLOSED POSTAGE-PAID ENVELOPE